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                                                                     EXHIBIT 5



                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                               September 22, 1998





Board of Directors
Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida  33401

Ladies and Gentlemen:

           We have acted as counsel to Ocwen Asset Investment Corp. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of $150 million aggregate principal amount of 11 1/2% Senior Notes due 2005 (the "Notes") to be issued by the Company pursuant to an Indenture, dated July 14, 1998, between the Company and Norwest Bank Minnesota, National Association, as trustee thereunder (the "Indenture"), and a Registration Rights Agreement, dated July 14, 1998, between the Company and the Initial Purchasers named therein. The Notes are being registered pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof.

           We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

           Based on the foregoing, and assuming that the Registration Statement has been declared effective under the Securities Act, we are of the opinion that when the Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.






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Board of Directors
September 22, 1998
Page 2


           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Validity of New Notes" in the Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                           By: /s/ Gerard L. Hawkins
                                               ------------------------------
                                               Gerard L. Hawkins, a Partner